Exhibit 99.1

Freeport-McMoRan Announces

Upsizing and Pricing of $1.5 Billion of Senior Notes

PHOENIX, AZ, July 13, 2020 — Freeport-McMoRan Inc. (NYSE: FCX) announced today that it has priced an upsized offering of $1.5 billion of senior notes (collectively, the Notes). The offering size was increased to $1.5 billion from the previously announced $800 million aggregate principal amount. Following is a summary of the two tranches of debt:

Description	Amount (in millions)	Maturity
4.375% Senior Notes	$650.0	Due August 1, 2028
4.625% Senior Notes	$850.0	Due August 1, 2030
Total	$1,500.0

The sale of the senior notes is expected to settle on July 27, 2020, subject to customary closing conditions. Concurrently with this offering, FCX is conducting cash tender offers for up to $1.5 billion aggregate purchase price, subject to increase or decrease and exclusive of accrued interest, of its 3.55% Senior Notes due 2022, 3.875% Senior Notes due 2023 and 4.55% Senior Notes due 2024 (collectively, the Tender Offers). FCX intends to use the net proceeds from the offering to fund the Tender Offers and the payment of accrued and unpaid interest, premiums, fees and expenses in connection therewith. Any net proceeds not used for the Tender Offers will be used for general corporate purposes, which may include repurchases or redemptions of FCX’s notes. These transactions will enable FCX to extend the maturities of certain of its outstanding indebtedness.

J.P. Morgan Securities LLC, BofA Securities, BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC, SMBC Nikko Securities America, Inc., BMO Capital Markets Corp., MUFG Securities Americas Inc. and Scotia Capital (USA) Inc. are the joint book-running managers for the offering, with J.P. Morgan Securities LLC serving as the lead left book-running manager. Copies of the prospectus supplement relating to the offering can be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (866) 803-9204.

The offering is being made pursuant to an effective shelf registration statement filed with the United States Securities and Exchange Commission (the SEC). The registration statement and the prospectus supplement are available on the SEC’s website, www.sec.gov. This press release shall not constitute an offer to sell nor an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering may be made only by means of a prospectus supplement and the accompanying prospectus.

FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.

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FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.

Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as plans, projections or expectations related to the offering, including the use of proceeds therefrom. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “could,” “to be,” “potential,” “assumptions,” “guidance,” “future” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, FCX’s ability to consummate the offering; corporate developments that could preclude, impair or delay the offering due to restrictions under the federal securities laws; changes in the credit ratings of FCX; changes in FCX’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions; the duration and scope of and uncertainties associated with the COVID-19 pandemic, and the impact thereof on commodity prices, FCX’s business and the global economy and other factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each filed with the SEC, as updated by FCX’s subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.

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